                                                                    EXHIBIT 99.3

                              LETTER OF TRANSMITTAL
  TO ACCOMPANY CERTIFICATE(S) FOR SHARES OF CLASS B CONVERTIBLE PREFERRED STOCK
                                       OF
                            CERULEAN COMPANIES, INC.
                    SURRENDERED IN CONNECTION WITH THE MERGER
                                       OF
                            CERULEAN COMPANIES, INC.
                                  WITH AND INTO
                          WATER POLO ACQUISITION CORP.
                 A SUBSIDIARY OF WELLPOINT HEALTH NETWORKS INC.

         This Letter of Transmittal is to accompany certificates for shares of Cerulean Class B Convertible Preferred Stock ("Class B Stock"), of Cerulean Companies, Inc., a Georgia corporation ("Cerulean"), in connection with the proposed merger (the "Merger") of Cerulean with and into Water Polo Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of WellPoint Health Networks Inc. ("WellPoint"), as a result of which Cerulean will become a wholly-owned subsidiary of WellPoint. At the effective time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Class B Stock, each share of Class B Stock will, be converted into the right to receive a number of shares of WellPoint Common Stock ("WellPoint Stock") equal to $______ divided by the average closing price per share for WellPoint Stock, as traded on the NYSE for the 20 business days immediately prior to the day that is two business days prior to the closing of the Merger (the "Class B Exchange Ratio").

         By delivering certificates for shares of Class B Stock, the registered holder of such certificates releases WellPoint, Merger Sub, Cerulean and their respective affiliates, directors, officers, employees, partners, agents, advisors and representatives, and their respective successors and assigns, from any and all claims arising from or in connection with the purchase or ownership of such Class B Stock or the retention or sale of such Class B Stock pursuant to the Merger Agreement (as defined herein).

                     To:            , Exchange Agent

                                   1-(800)- -

By Mail:               By Facsimile:               By Hand or Overnight Courier:


                            Confirm by Telephone to:

 DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF THIS
  LETTER OF TRANSMITTAL VIA A FACSIMILE TRANSMISSION NUMBER, OTHER THAN AS SET
               FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX I

       Name and Address of                                              Shares Submitted
        Registered Holder*                                   (Attach additional list if necessary)

                                                       Certificate(s)                 Total Number of Shares
                                                           Number                  Represented by Certificate(s)


                                                        Total Shares

* Only certificates registered in a single form may be deposited with this Letter of Transmittal. If certificates are registered in different forms (e.g., John R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.


[ ] Check here if you cannot locate certificates. Upon receipt of this Letter of Transmittal, the Exchange Agent will contact you directly with replacement instructions.

Gentlemen:

         In connection with the Merger, the undersigned submits the certificate(s) (the "Certificates") representing the shares of Class B Stock listed in BOX I. Delivery of the enclosed certificates shall be effected, and risk of loss of and title to such certificates shall pass, only upon delivery thereof to you.

         It is understood that this Letter of Transmittal is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, dated ________, 1998, relating to the Merger (including all appendices and schedules thereto, and as it may be amended or supplemented from time to time, the "Proxy Statement/Prospectus"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger, dated as of July 9, 1998, among Cerulean, Merger Sub and WellPoint as the same may be amended or supplemented from time to time (the "Merger Agreement"), a conformed copy of which appears as Appendix A to the Proxy Statement/Prospectus, and (iii) the accompanying Instructions.

         By delivering certificates for shares of Class B Stock, the registered holder of such certificates releases WellPoint, Merger Sub, Cerulean and their respective affiliates, directors, officers, employees, partners, agents, advisors and representatives, and their respective successors and assigns, from any and all claims arising from or in connection with the purchase or ownership of such Class B Stock or the retention or sale of such Class B Stock pursuant to the Merger Agreement.

         The undersigned authorizes and instructs you, as Exchange Agent, to deliver such certificates of Class B Stock to WellPoint and to receive on behalf of the undersigned, in exchange for each share of Class B Stock represented thereby, certificate(s) for the number of shares of WellPoint Stock equal to the Class B Exchange Ratio.

         Unless otherwise indicated under Special Delivery Instructions, please mail any certificate for shares of WellPoint Stock issuable in exchange for the shares of Class B Stock represented by the certificates submitted hereby, and checks for payment for fractional shares, to the registered holder(s) of the Class B Stock at the address or addresses shown above.

BOX II
               SPECIAL PAYMENT INSTRUCTIONS

             (See Instructions C(5) and C(6))

To be completed ONLY if the certificates for shares of WellPoint Stock are to be registered in the name of someone other than the registered holder(s) of shares of Class B Stock.

Name
    ----------------------------------------------------------------------------
                                 (Please Print)

    ----------------------------------------------------------------------------
                                 (Please Print)

Address:
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
                              (Including Zip Code)

    ----------------------------------------------------------------------------
                 (Tax Identification or Social Security Number)


BOX III
              SPECIAL DELIVERY INSTRUCTIONS

                  (See Instruction C(7))

To be completed ONLY if the  certificates  for shares of
WellPoint  Stock are to be registered in the name of the
registered  holder(s) of shares of Class B Stock, but is
to  be  sent  to  someone  other  than  the   registered
holder(s) or to an address other than the address of the registered holder(s) set forth above.

Name
    ----------------------------------------------------------------------------
                                 (Please Print)

    ----------------------------------------------------------------------------
                                 (Please Print)

Address:
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
                              (Including Zip Code)

BOX IV

                         SIGN HERE AND HAVE SIGNATURES GUARANTEED
          (See Instructions B(1), B(3) and B(6) Concerning Signature Guarantee)

Name(s):
    ----------------------------------------------------------------------------
                                 (Please Print)

Name(s):
    ----------------------------------------------------------------------------
                                 (Please Print)

Name(s):
    ----------------------------------------------------------------------------
                                 (Please Print)

                            Signature(s) of Owner(s)

         Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a fiduciary capacity, set forth full title in such capacity and see Instruction B(3).



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       (Area Code and Telephone Number(s))



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                (Tax Identification or Social Security Number(s))

SIGNATURE(S)
GUARANTEED:                                            DATED
           ---------------------------------------          --------------------
                 (See Instruction B(6))


(DO NOT WRITE IN SPACES BELOW)


     SHARES      SHARES ACCEPTED  CERTIFICATE      BLOCK NO.
  SURRENDERED                         NO.



--------------------------------------------------------------------------------

DELIVERY PREPARED BY                               CHECKED BY
                     ---------------------------              ------------------
DATE
     ---------------------------------------------------------------------------

                                  INSTRUCTIONS

A.  RECEIPT OF CERTIFICATES IN EXCHANGE FOR CLASS B STOCK.

      As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holder listed in BOX I (or his or her designee listed in BOX II or III), certificate(s) for shares of WellPoint Stock with respect to each share of Class B Stock which is submitted with any Letter of Transmittal.

B.  GENERAL.

         1. Execution and Delivery. This Letter of Transmittal must be properly filled in, dated and signed in BOX IV, and must be delivered (together with stock certificates representing the shares of Class B Stock being submitted) to the Exchange Agent at the address set forth above.

         THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER, BUT, IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

         2. Inadequate Space. If there is insufficient space on this Form to list all your stock certificates being submitted to the Exchange Agent, please attach a separate list.

         3. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) submitted, unless shares of Class B Stock described on this Letter of Transmittal have been assigned by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

         If this Letter of Transmittal is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

         If this Letter of Transmittal or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Letter of Transmittal.

         4. Lost or Destroyed Certificates. If your stock certificate(s) has been either lost or destroyed, please check the box on the front of this Letter of Transmittal below your name and address and the appropriate forms for replacement will be sent to you.

         5. Certificate in Same Name. If the certificate for shares of WellPoint Stock issuable in exchange for the shares represented by the certificate(s) submitted with this Letter of Transmittal is to be registered in the name of exactly the same name(s) that appears on such certificate(s), no endorsement of certificate(s) or separate stock power(s) are required.

         6. Certificate in Different Name. If the certificate for shares of WellPoint Stock issuable in exchange for the shares represented by the certificate(s) submitted with this Letter of Transmittal is to be registered in the name of a name other than exactly the name that appears on such certificate(s), such exchange shall not be made by the Exchange Agent unless the certificates submitted are endorsed, BOX II is completed, and the signature is guaranteed in BOX IV by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings & loan association) or trust company in the United States which is a member in good standing of the Agent's Medallion Program (an "Eligible Institution").

         (a) Endorsement and Guarantee. The Certificate(s) surrendered must be properly endorsed (or accompanied by appropriate stock powers properly executed) by the registered holder(s) of such Certificate(s) to the person who is to receive any check(s) in respect of Class B Stock. The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond with the name(s) written upon the face of the Certificate(s) in every particular and must be medallion guaranteed by an Eligible Institution.

         (b) Transferee's Signature. This Letter of Transmittal must be signed by the transferee or assignee or his or her agent, and should not be signed by the transferor or assignor. See BOX IV. The signature of such transferee or assignee must be medallion guaranteed by an Eligible Institution.

         (c) Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, proceed as follows. For a change in name by marriage, etc., this Letter of Transmittal should be signed, e.g., "Mary Doe, now by marriage Mary Jones." For a correction in name, this Letter of Transmittal should be signed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown." The signature in each case must be medallion guaranteed by an Eligible Institution.

         7. Special Delivery Instructions. If the certificate for shares of WellPoint Stock issuable in exchange for the shares represented by the certificate(s) submitted with this Letter of Transmittal is to be registered in the name of the registered holder(s) of shares of Class B Stock, but is to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holders, it will be necessary to indicate such person or address in BOX III.

         All questions with respect to this Letter of Transmittal will be determined by WellPoint and the Exchange Agent which determination shall be conclusive and binding.

         8. 31% Backup Withholding. Under Federal income tax law, a holder who receives a cash payment pursuant to the Merger may be required to provide the Exchange Agent (as payer) with such holder's correct taxpayer identification number ("TIN") on the Substitute Form W-9 below. If the holder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, such fact will not, in and of itself, cause Class B Stock to be deemed invalidly delivered, but payments that are made by the Exchange Agent to such holder or other payee with respect to the Merger may be subject to backup withholding at a rate of 31%. Backup withholding is not an additional tax. Rather, any amount of tax withheld will be credited against the tax owed by the person subject to the withholding.

         Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements.

         See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

         The box in Part 3 of the Substitute Form W-9 may be checked if the submitting holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 31% on all payments made prior to the time a properly certified TIN is provided to the Exchange Agent.

         The holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the record owner of the shares of Class B Stock or of the last transferee appearing on the transfers attached to, or endorsed on, the shares of Class B Stock. If the shares of Class B Stock are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

                                ----------------

         Additional copies of this Letter of Transmittal may be obtained from the Exchange Agent (whose telephone number is __________________.

Payee's Name and Address:

                                      PART 1--PLEASE PROVIDE YOUR TIN IN THE BOX      Social Security Number OR Employer
                                      AT RIGHT AND CERTIFY BY SIGNING AND                   Identification Number
                                      DATING BELOW
                                                                                      ----------------------------------
SUBSTITUTE

Form W-9                              PART 2 -- CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

Department of the Treasury            (1)  The number  shown of this form is my correct  Taxpayer  Identification  Number
Internal Revenue Service                   (or I am waiting for a number to be issued to me) and

Payer's Request for Taxpayer          (2)  I am not subject to backup  withholding  either because:  (a) I am exempt from
Identification Number (TIN)                backup  withholding,  or (b) I have not been notified by the Internal  Revenue
                                           Service (the "IRS") that I am subject to backup  withholding  as a result of a failure to report all  interest or  dividends,  or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                      CERTIFICATION  INSTRUCTIONS--You  must  cross  out  item (2)  above if you have been notified by the IRS that you are currently  subject to backup  withholding  because of  underreporting  interest or  dividends  on your tax return.  However,  if after being notified by the IRS that you are subject to backup withholding,  you received another  notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

                                      SIGNATURE                                            DATE               , 1998
                                                ---------------------------------------         --------------
                                      PART 3--AWAITING TIN [ ]


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

         YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
         PART 3 OF SUBSTITUTE FORM W-9.


             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time a reportable payment is made to me, 31% of such payment will be withheld.

Signature                                      Date
         ----------------------------------        -----------------------------